Exhibit 10.2

Contract No.:

Employment Contract

Party A:

Party B:

Execution date:

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Party A (Employer):	Party B (Employee):

ID No.:

Correspondence address:	Domicile address:

Legal representative:	Correspondence address:

Tel:	Tel:

Party A and Party B enter into this contract according to the Labor Law of the People’s Republic of China (“Labor Law”), the Employment Contract Law of the People’s Republic of China (“Employment Contract Law”) and applicable provisions of the State, province and city, and pursuant to the principles of legality, fairness, equality, voluntariness, consensus and good faith.

1. Preconditions

1.1 Party B warrants that all personal information and materials provided or declared by him/her to Party A are true and free of any false content. Party B will bear all adverse consequences if any information is untrue or any material is defective.

1.2 Party B undertakes that he/she does not have any employment or service relationship with other entities or assume any obligation of restricting or prohibiting competition to other entities. Otherwise, he/she shall be solely liable for any dispute arising therefrom, without any liability of Party A.

2. Term of Contract

2.1 Term of contract

Party A and Party B agree to determine the term of this contract according to paragraph (1) below:

(1) Fixed term: from [dd/mm/yy] to [dd/mm/yy].

(2) Non-fixed term: from [dd/mm/yy] to the satisfaction of any statutory conditions on termination.

(3) Term ending on completion of certain work: from [dd/mm/yy] to the completion of [insert the work], and marked with [●].

2.2 Probation period

Both Parties agree to determine the probation period according to paragraph (1) below:

(1) No probation period.

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(2) Probation period from [dd/mm/yy] to [dd/mm/yy].

(The probation period shall not exceed one month if the term of contract is no less than three months and no more than one year, shall not exceed two months if the term of contract is no less than one year and no more than three years, and shall not exceed six months if the term of contract is a fixed term of three years or not fixed. No probation period may be specified if the term of contract ends when certain work is completed or if the term of contract is less than three months. One probation period only may be specified between the same employer and employee.)

2.3 Terminating the employment contract during the probation period

2.3.1 If Party B has one of the following circumstances during the probation period, he/she will be deemed as not meeting the employment conditions, and Party A can terminate the employment contract with him/her at any time without paying any financial compensation:

(1) Party B fails to go through the employment formalities specified by the government;

(2) Party B is not competent for the tasks arranged by Party A or the job duties specified by Party A;

(3) Party B fails to rescind or terminate his/her employment contract or employment relationship with the original employer according to law;

(4) Party B has non-competition agreement with the original employer and Party A is within the scope of the restriction;

(5) Party B is suspected of violation of law or crime;

(6) Party B fails to take the position at the time agreed in this contract without Party A’s written permission;

(7) Party B does not agree to purchase social insurance or fails to sign the employment contract according to the version of the employment contract formulated by Party A;

(8) Party B fails to meet the employment conditions for the specific position specified by the employer in other aspects.

2.3.2 Either Party intending to terminate the employment contract during the probation period shall give a three-day written notice to the other Party. Otherwise, the terminating Party shall be liable for any damages caused thereby.

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3. Content and Place of Work

3.1 Party B’s position: ____________. Party B must complete the work according to the time, quality, and quantity specified in the job responsibilities of the position, and accept Party A’s assessment.

3.2 Party B’s working place: ___________.

3.3 Party A and Party B agree that Party A can adjust Party B’s work position and Party B’s labor remuneration will be adjusted to the standard for the new position accordingly if:

(1) Party B is proved to be incompetent for the job;

(2) Party B cannot perform the original job when and after Party B’s medical treatment of any illness or non-work-related injury expires;

(3) Party B’s position no longer exists or the number of positions similar to that of Party B reduces due to any change to Party A’s production and operation mode, organization or personnel structure, and Party A have to adjust Party B’s position to continue the performance of this contract;

(4) Party B’s position needs to be changed due to Party A’s business development needs.

3.4 The “incompetent for the job” specified in Article 3.3 hereof includes but is not limited to the following:

(1) Party B cannot complete the tasks arranged by Party A as required by the job responsibilities;

(2) Party B fails to pass the performance assessment;

(3) Party B loses the statutory or agreed job qualifications (including but not limited to professional qualifications).

3.5 Party B clearly understands that Party A has business operations within and outside the People’s Republic of China, that Party A can make temporary adjustments to Party B’s work content and work place based on work needs, including but not limited to arranging Party B to work in other cities where Party A has already started or will start business within or outside the People’s Republic of China, and Party B shall complete the work dutifully.

4. Working Hours, Rest and Leave

4.1 Both Parties agree to determine the working hours of Party B according to paragraph (1) below, and, if Party B’s work content or corresponding position is approved by the labor administrative department to use other working hour system, the approved working hour system shall be applied from the date of approval:

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(1) Standard working hour system: The company’s regulations shall apply and Party B may rest at least one day per week.

(2) Flexible working hour system: After approval by the labor administrative department, a flexible working hour system will be applied to Party B’s position, and Party B may rest at least one day per week.

(3) Comprehensive working hour system: After approval by the labor administrative department, the comprehensive working hour system with a period of one year ( )/half a year ( )/one quarter ( )/one month ( ) will be applied to Party B’s position.

4.2 In the event that the standard working hour system or the comprehensive working hour system is applied, Party A may arrange Party B to work overtime according to law upon negotiation and consensus with Party B if the business needs. Party B undertakes to obey Party A’s work arrangements during the overtime period. If Party B does need to work overtime due to job requirements, he/she must perform overtime work application and approval procedures in advance in accordance with Party A’s rules and regulations, and can work overtime only after approval. Otherwise, it will not be regarded as overtime work. Both Parties acknowledge that the attendance and clocking-in records will not be used as a basis for overtime work.

4.3 Where Party A implements the statutory rules and regulations on work, rest, and leave and those supplemented by the company in accordance with the law, it shall be regarded as absenteeism if Party B leaves the position without going through the leave formalities or if Party B so leaves when his/her application for leave is not approved. If Party B is absent from work for 3 or more days in aggregate within one month (or 30 natural days), or for 2 or more days consecutively, or for 5 or more days in aggregate within one year (or 12 months), it shall be regarded as resignation by Party B unilaterally and serious violation of labor discipline. In that case, Party B agrees that the employment contract terminates without paying by Party A any financial compensation or remuneration to Party B.

5. Remuneration

5.1 Party B is entitled to the labor remuneration paid by Party A in accordance with this Article 5 after providing normal labor to Party A according to this Contract. Both Parties agree that Party B’s salary shall be subject to the latest written notice of Party A’s adjustment to Party B’s position remuneration before signing this contract or the fixed basic salary amount in Party B’s payroll and that if Party A’s rules and regulations provide otherwise for the calculation and payment of Party B’s position remuneration, such rules and regulations shall apply. During the term of this contract, Party A can adjust Party B’s salary if it complies with the law. The above agreed salary has included Party B’s overtime pay.

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5.2 Party A shall pay the previous month’s currency salary before the 10th day of each month based on Party B’s attendance. In case of special reasons such as force majeure, the payment can be delayed, but Party A must promptly explain the reason to Party B. If Party B fails to fully attend work due to personal leave, new employment, resignation, etc., Party B’s salary for the current month shall be calculated and paid according to the actual number of working days based on the above-mentioned daily salary calculation standard.

5.3 Unless otherwise specified, the salary paid by Party A to Party B is pre-tax salary. Party A can deduct the following expenses from Party B’s salary according to the legal authorization:

(1) The social insurance premium, individual income tax and other expenses borne by Party B that should be deducted according to law;

(2) Compensation for the economic losses of the employer caused by the fault of Party B;

(3) Other expenses agreed by Party B or specified by the national laws and regulations.

5.4 Party B shall check his monthly salary list and the salary amount in his personal bank account in a timely manner. If there is any objection to the salary payment of the current month, he/she shall submit the objection in writing to the human resources department before the 15th day of the next month. If any mistakes are verified, the company shall verify and correct them. If Party B fails to submit the objection timely, he/she shall be deemed to have no objection to the salary payment of the current month, and Party B agrees to waive the right to make any claims regarding the calculation and payment of salary in the future.

6. Social Insurance

6.1 Party A and Party B shall participate in social insurance and pay social insurance premiums in accordance with relevant regulations of the State, province or city, and Party B shall enjoy corresponding social insurance benefits in accordance with the law. Party B undertakes to timely submit to Party A the relevant information, materials, certificates, etc. necessary for handling the above insurance.

6.2 If Party B becomes ill or suffers non-work-related injury, Party A shall provide Party B with the medical period and medical treatment in accordance with national and local regulations, and pay sick leave salary or sickness relief fees during the prescribed medical period.

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6.3 If Party B suffers from an occupational disease, is injured at work, or dies due to work, Party A shall follow the laws and regulations of the State, province or city on work-related injury insurance.

7. Labor Protection, Labor Conditions and Occupational Hazard Protection

7.1 Party A shall provide Party B with labor workplaces that comply with the national labor hygiene standards in accordance with relevant regulations of the State, province or city on labor protection, and effectively protect Party B’s safety and health during production. If occupational disease hazards may occur during Party B’s work, Party A shall truthfully inform Party B and protect Party B’s health and related rights and interests in accordance with the provisions of the Occupational Disease Prevention and Control Law.

7.2 Party A shall properly conduct the labor protection for female employees and underage workers in accordance with relevant national and local regulations.

7.3 If Party A directs in violation of regulations or forces risky operations to endanger personal safety, Party B has the right to refuse and can terminate this employment contract at any time. For Party A and its management personnel’s disregard of Party B’s safety and health, Party B has the right to request corrections and report and complain to the relevant authorities.

7.4 Party B clearly understands that Party B’s workplace is indoors and that Party A has taken effective heatstroke prevention and cooling measures such as air-conditioning. Party B is not a high-temperature worker. If the temperature of Party B’s workplace exceeds 33°C and Party A has not taken effective heatstroke prevention and cooling measures, Party B shall promptly raise an objection to Party A in writing.

8. Labor Disciplines; Rules and Regulations

8.1 Party A may formulate and modify the Employee Code of Conduct and other rules and regulations on salary, benefits, attendance, rewards and punishments in accordance with the needs of business management. Party B shall strictly abide by the national laws and regulations and the Employee Code of Conduct formulated by Party A in accordance with the law and other company rules and regulations, and abide by the operating procedures. If Party B violates laws and regulations and the Employee Code of Conduct formulated by Party A and other company rules and regulations, Party A has the right to deal with such violation up to the termination of this contract. Party B confirms that it knows, recognizes and will abide by the Employee Code of Conduct and all company rules and regulations.

8.2 During the employment by Party A, Party B shall not engage in any behavior irrelevant to the work, and shall not engage in any behavior that damages Party A’s image, reputation, or interests.

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9. Modification, Rescission and Termination of Contract

9.1 Party A and party B shall modify, rescind, terminate and renew this contract in accordance with the Labor Law, the Employment Contract Law and other applicable national and local regulations and the rules and regulations of the company.

9.2 Upon agreement between Party A and Party B, the relevant content of this contract can be changed, and the fixed-term contract, the non-fixed-term contract, and the contract with a certain period of work to be completed can be rescinded.

9.3 Except for statutory circumstances, if Party B proposes to terminate this contract during the term hereof, he/she must notify Party A in writing thirty days in advance (If Party B resigns during the probation period, he/she shall notify Party A in writing three days in advance). If Party B rescinds this contract, he/she shall complete the resignation and handover procedures in accordance with Party A’s regulations before the last working day. If Party B fails to complete the work handover or notify in advance in accordance with the law, Party A has the right not to go through the resignation procedures and request Party B to compensate Party A’s actual loss caused thereby. The actual loss includes but is not limited to:

(1) the training fees and recruitment fees paid by Party A for Party B;

(2) the overtime pay and additional management cost of Party A for any temporary arrangement of the substitute for Party B;

(3) the labor remuneration and relevant management cost of Party A for any temporary use of any substitute for Party B;

(4) Other direct economic loss to Party A’s production, operation and work.

9.4 Party A has the right to immediately rescind this contract without paying any economic compensation if during the term of this contract Party B:

(1) is proved to be failing the employment conditions;

(2) seriously violates the labor discipline or Party A’s rules and regulations;

(3) conducts serious dereliction of duty or malpractices for private purposes, causing significant damage to Party A;

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(4) establishes employment with other employers at the same time, which seriously affects the completion of Party A’s work tasks, or refuses to make corrections upon request of Party A;

(5) uses fraud or coercion or takes advantage of others to make Party A enter into or change this contract against its true intentions;

(6) is held criminally responsible according to law.

(7) Has other circumstances specified by the national laws and regulations.

9.5 Party A shall issue a certificate of rescission or termination of the employment contract when rescinding or terminating this contract, and shall cooperate with Party B in handling the transfer procedures of archives and social insurance relations within fifteen days after this contract is rescinded or terminated. Party B shall complete the handover of work according to this contract and the agreement between both Parties.

9.6 In order to protect Party A’s business secrets and legal rights and interests, Party B agrees to sign a confidentiality and non-competition agreement as required by Party A and abide by it. Otherwise, if Party B infringes on Party A’s business secrets and other legal rights and interests, it shall bear corresponding legal liabilities and be liable for any damages.

10. Work Handover

10.1 Regardless this contract is rescinded or terminated for whatever reasons, Party B must go through the work and article handover procedures in accordance with the procedures specified by Party A:

(1) Return all identification documents representing Party A, such as employee information cards, etc.

(2) Return all Party A’s documents, materials, records, equipment, tools, stationery, communication equipment, etc.;

(3) Explain all the work clearly to the successor in writing, or other handover methods and results approved by Party A;

(4) Settle or determine the settlement method with Party A for all relevant payables, receivables, etc.;

(5) Other items and materials that must be handed over or the handover procedures that must be completed according to Party A’s regulations.

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10.2 In any of the following circumstances when this contract is rescinded or terminated, Party B shall assist Party A in handling relevant matters properly. If these circumstances cause losses to Party A, Party B shall bear the corresponding compensation liability:

(1) The economic losses caused by Party B to Party A or related third parties have not yet been dealt with;

(2) Party B is investigated by relevant national authority according to law and the case has not been closed;

(3) The national or local government specifically provides for.

10.3 If Party B meets the statutory circumstances and Party A needs to pay economic compensation, it shall be paid on the first salary payment day of Party A after Party B completes all resignation handover procedures. The specific payment standards shall be subject to relevant laws and regulations. If Party B fails to go through the resignation and handover procedures in accordance with applicable regulations or the agreement between the both Parties, Party A has the right to temporarily suspend the payment of economic compensation and, if any loss is caused to Party A, may require Party B to compensate.

10.4 To rescind or terminate this contract, Party A shall issue a Certificate of Rescission/Termination of Employment Contract to Party B, and go through the transfer procedures for archives and social insurance relationships within 15 days from the date of rescission or termination of the employment relationship. Party A shall not be liable for any overdue processing due to Party B’s reasons.

11. Breach of Contract and Compensation Liabilities

11.1 If Party B breaches this contract or violates Party A’s Employee Code of Conduct or other rules and regulations, Party A has the right to deal with it (including but not limited to warning, sanctions, dismissal, etc.), up to the termination of this contract. If losses are caused to Party A’s production, operation or work, Party B shall be liable for compensation to Party A.

11.2 If Party B violates confidentiality or non-competition obligations, it shall bear corresponding responsibilities in accordance with the confidentiality and non-competition agreement signed by both Parties, Party A’s Employee Code of Conduct and other company rules and regulations.

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11.3 Where Party B accepts the relevant training provided by Party A, Party A will sign a separate training agreement with Party B and Party B will perform the training agreement. If Party B rescinds or terminates the employment relationship with Party A before the expiry of the service period, or this contract is terminated by Party A due to incompetence or the circumstances specified in Article 26, Paragraph 2 of the Implementation Regulations of the Employment Contract Law, he/she shall pay the liquidated damages, damages or refunds to Party A in accordance with the training agreement before departure. Party B agrees that Party A has the right to directly offset the corresponding amount of salaries and bonuses that have not been paid to Party B against corresponding amount. If both Parties do not sign the training agreement or if the training agreement does not provide for or relevant provision is not clear, Party B shall return to Party A the training expenses that should be allocated to the unfulfilled portion of the service period.

12. Notice and Delivery

12.1 Party B agrees that during the term of this contract any act of the emergency contact shall be deemed an act of Party B: name:                             , correspondence address:                             , Tel:                             . As the agent of Party B, the emergency contact has fully authority to deal with all matters hereunder on behalf of Party B, including but not limited to negotiation, settlement, receipt and payment of relevant amount, and receipt and delivery of relevant documents with Party A.

12.2 All notices, documents, instruments, materials, etc. issued or provided by Party A during the performance of this contract shall be delivered to the correspondence address of Party B (including the emergency contact) listed in this contract. If Party B (including the emergency contact) moves to another address or changes the contact address, Party B shall notify Party A in writing. If Party B fails to fulfill the notification obligation, Party A shall be deemed to have fulfilled the service obligation by mailing relevant materials to the original mailing address. Where the above materials are delivered in person, they shall be deemed to have been delivered at the time of delivery.

13. Dispute Resolution

If Party B believes that Party A infringes on his/her lawful rights and interests, he/she can first raise it with Party A or report to Party A’s trade union for a solution. If it cannot be resolved, a complaint may be made to the labor administrative department having jurisdiction. The Parties shall negotiate and resolve the disputes arising from performance of this contract. If the negotiation fails, they can apply to the labor dispute mediation committee of Party A for mediation within 30 days from the date of the dispute. If the mediation fails or the mediation agreement is not fulfilled after its conclusion, either Party may apply to the labor dispute arbitration committee in the place of Party A.

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14. Miscellaneous

14.1 The relevant agreements signed by Party A and Party B on matters such as confidentiality, competition restrictions, training, service inventions, and Party A’s Employee Code of Conduct and rules and regulations are all valid schedules to this contract. Party B confirms that it has read, fully understood and accepted the content thereof, and undertakes to strictly abide by them. The Employee Code of Conduct and other company rules and regulations revised or newly formulated by Party A in accordance with the law will also be effective schedules to this contract. After being announced to Party B, they will be binding on Party B and Party B shall also strictly abide by them.

14.2 Matters not covered in this contract shall be subject to the national laws and regulations, Party A’s Employee Code of Conduct and other company rules and regulations. If any provision of this contract becomes invalid due to the revision of laws and regulations, the validity of other provisions in this contract will not be affected. The provisions of this contract that purport to survive the termination of the employment relationship between Party B and Party A shall continue to be effective after the termination of the employment relationship between Party B and Party A.

14.3 No failure or delay of Party A to exercise any right or remedy hereunder shall prejudice to such right or remedy, or be interpreted as waiver of such right or remedy. Party A may exercise any right or remedy in a single or partial way. Any single or partial exercise by Party A of any right or remedy shall not preclude any further exercise of such right or remedy. The right or remedy granted to Party A hereunder shall not preclude other right or remedy enjoyed by Party A according to law.

14.4 Party B has confirmed the content of the Employee Integrity Commitment as attached hereto when signing this contract. The exhibit is an integral part of this contract and has equal legal force with this contract.

14.5 This contract is made in two counterparts, with each Party holding one. This contract becomes effective when Party A seals and Party B signs. The term of this contract ends when it is terminated according to the provisions hereof or the law. If the employment contract signed by both Parties before has not expires, this contract will act as a modification to that employment contract.

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Party A (seal)	Party B (signature)

Date:	Date:

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Exhibit:

Employee Integrity Commitment

Name:	ID No.:

Department:	Position:

I am an employee of                                      (“Company”). In order to strictly comply with laws, regulations and the rules and regulations of the Company, I hereby commit as follows:

1. In the cooperation with the Company’s business related parties (including but not limited to suppliers, cooperative entities, individuals, etc.), I will strictly observe the principles of impartiality, fairness, and openness.

2. I shall not directly or indirectly bribe the Company’s business related parties in any way (including but not limited to providing gift of cashes, goods or securities, or other advantages or benefits to the other party).

3. I shall not accept or solicit any form of gifts provided by the Company’s business related parties in any way, including but not limited to discounts, rebates, commissions, cash gifts, securities, intermediary fees, facilitation fees, thank fees, etc.

4. I shall not participate in any non-work-related investigation, tourism, entertainment, cultural, sports and health care activities invited by business related parties. If I have to participate due to the situation, I shall first report to my supervisor and can participate only after my supervisor approves. I shall not participate alone, and must be accompanied by at least one Company peer.

5. I shall not accept or request personal expense reimbursement, or any benefit for the work of my relatives and/or travel convenience, etc. provided by the Company’s business related parties for any reason.

6. I shall not accept valuable gifts from business related parties. If I have to accept the gift due to the circumstances, I can accept it at my discretion (but the gift provider and I must not have any entrusted matters), and the gift received should be shared/commonly used as much as possible.

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7. I shall not accept non-work-related entertainment or banquets from the Company’s business related parties, nor entertain business related parties for personal reasons (including but not limited to weddings, birthdays, children’s school banquets, etc.). If I have to participate due to the situation, I shall first report to my supervisor and can participate only after my supervisor approves. I shall not participate alone, and must be accompanied by at least one Company peer.

8. I shall not use the convenience of my position to misappropriate public funds, occupy Company’s property, or use Company’s resources, business channels, trade secrets, etc. to conduct other profitable activities for myself or others.

9. I guarantee that the accounts of mine and the Company are distinguished clearly and accurately, and the accounts are reported in a timely manner and completed on a regular basis.

10. I will not do anything that violates integrity, harms or is suspected of harming the rights of the Company. When my work involves or may involve my relatives and friends due to the scope of my duties, I should consciously ask for recusal from the superior.

11. I guarantee that my relatives, friends or other people with a specific relationship with me will also comply with the above commitments.

12. I shall not conduct private business transactions with business related parties or engage in business-related paid intermediary activities.

13. I shall not participate in the business operations of the Company’s business related parties relating to the Company’s business in the form of personal equity investment.

If I breach any of the above commitments, the Company has the right to investigate. I promise to cooperate actively and not to conceal the truth, and I agree that the Company has the right to adjust my position.

If my breach constitutes serious violation of laws or disciplines, I agree that the Company has the right to take the following measures:

1. The Company has the right to rescind the employment contract with me without constituting illegal termination or paying any economic compensation and/or damages, and I agree to compensate all losses incurred by the Company thereby;

2. The company has the right to make company-wide announcement about my violation of relevant (including personal information) and enter it into the dishonest blacklist of the China Enterprise Anti-fraud Alliance. According to the relevant regulations of the China Enterprise Anti-Fraud Alliance, the member enterprises will have the right to refuse to hire the blacklisted person.

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3. The Company has the right to hold me accountable for all civil, administrative or criminal legal liabilities caused thereby according to the due legal procedures.

This Commitment is an exhibit to the employment contract entered into between me and the Company, and has equal legal force with the employment contract.

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